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                                                                   EXHIBIT 99.1

Contacts:
Marshall Ames                   Shelly Rubin
Investor Relations              Chief Financial Officer
Lennar Corporation              LNR Property Corporation
(305) 485-2092                  (305) 695-5440


FOR IMMEDIATE RELEASE
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                NEWHALL LAND FILES PRELIMINARY PROXY STATEMENT
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        MIAMI, September 8, 2003 -- Lennar Corporation (NYSE: LEN and LEN.B),
one of the nation's largest homebuilders, and LNR Property Corporation (NYSE:
LNR), one of the nation's leading real estate investment, finance and management companies, announced today that The Newhall Land and Farming Company has filed with the Securities and Exchange Commission a preliminary proxy statement relating to a meeting of Newhall Land's unitholders for the purpose of voting upon the previously announced acquisition of Newhall Land by a Lennar/LNR joint venture.

        The preliminary proxy statement contains a detailed description of the terms of the Agreement and Plan of Merger that was signed on July 21, 2003 by Newhall Land, Lennar and LNR, as well as other information regarding the proposed transaction, including information about required regulatory approvals. The preliminary proxy statement is available, without charge, on the SEC's web site, http://www.sec.gov, under Newhall Land's filings.

        Neither Lennar nor LNR will be filing proxy statements relating to the Newhall Land transaction, as their stockholders are not required to vote with regard to it. Neither Lennar nor LNR will be involved in soliciting proxies from Newhall Land's unitholders. However, holders of approximately 10% of Newhall Land's units have agreed to vote for the transaction and have given the Lennar/LNR joint venture proxies to facilitate that vote.

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        The solicitation of proxies will be made by the officers and directors of Newhall Land's general partners, who will send the definitive proxy statement to Newhall Land's unitholders and will make copies available to others, without charge, upon request. The definitive proxy statement will also be available,
without charge, on the SEC's web site.   Newhall Land's unitholders will be
urged to read the definitive proxy statement when it becomes available, because it will contain important information.

        Lennar Corporation, founded in 1954, is headquartered in Miami, Florida and is one of the nation's leading builders of quality homes for all generations, building affordable, move-up and retirement homes. Lennar's Financial Services Division provides mortgage financing, title insurance, closing services and insurance agency services for both buyers of Lennar's homes and others.

        LNR Property Corporation is a market leader in real estate finance, management, and development, with proven expertise in adding value to commercial real estate assets, including real estate properties, loans collateralized by real estate properties and securities backed by loans on real estate properties.

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        Some of the statements contained in this press release are "forward-
looking statements" as that term is defined in the Private Securities
Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those which the statements anticipate. Factors which may affect the transaction include, but are not limited to, the outcome of the vote by Newhall Land's unitholders, and the need to obtain approval of the
California Public Utilities Commission and other governmental approvals, as
well as there not being a material adverse change in Newhall Land.   Factors
which may affect the companies include, but are not limited to, changes in general economic conditions, the market for real estate generally and in areas where the companies have developments, the availability and cost of land suitable for development, the cyclical nature of the real estate business, successful completion of buyers' due diligence, agreement with buyers on definitive terms, or failure to close transactions, materials prices, labor costs, interest rates, consumer confidence, competition, terrorist acts or other acts of war, environmental factors and government regulations affecting the companies' operations. See the respective companies' Annual Reports on Form 10-K for their most recent year-ends for a further discussion of these and other risks and uncertainties applicable to the companies' businesses.
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